Exhibit 10.12

                                  SUPPLEMENT TO
                         EXECUTIVE EMPLOYMENT AGREEMENT



         This Supplement dated as of December 2, 1999 ("Supplement") amends and supplements that certain Executive Employment Agreement, as amended ("Agreement") entered into by and between Halliburton Company ("Employer") and William E. Bradford ("Employee") effective as of September 29, 1998. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Agreement.

         1. Section 1.1 of the Agreement is amended to read in its entirety as follows:

                  "1.1 The term of the Agreement is from the Effective Date through February 29, 2000 (the "Term"), on which date Employee shall retire as an employee of Employer."

         2. Section 1.2 of the Agreement is hereby amended and supplemented by adding the following language to the end thereof:

                  "On January 31, 2000, Employee shall voluntarily resign as Chairman of the Board of Employer, as a member of Employer's Board of Directors and from all other positions, posts, offices and assignments with Employer or any of Employer's affiliates, including, but not limited to, Employee's service as a member of the Executive Committee of Employer and as a Trustee of the Halliburton Foundation, Inc."

         3. Section 2.2 of the Agreement is hereby amended by deleting the last sentence and inserting the following language in lieu thereof:

                  "For plan year 2000, the bonus payable to Employee shall be equal to the Average Dresser Bonus prorated through January 31, 2000. Such bonus amount shall be paid to Employee prior to December 31, 2000."

         4. The Agreement is hereby supplemented by the following additional terms and provisions:

                  Beginning March 1, 2000 and continuing through February 28, 2005, and expressly contingent upon Employee's not being in breach of his obligations under Articles 4 and 5 of the Agreement, Employee shall be entitled to:

                           (i)      Office  space  and   part-time   secretarial
                                    support as mutually agreed by Employer and Employee.

                           (ii)     Office furnishings and equipment  (including
                                    computer   equipment   for   access  to  the
                                    Company's network).

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

                                                                 Exhibit 10.12

                                  SUPPLEMENT TO
                         EXECUTIVE EMPLOYMENT AGREEMENT
                                  (continued)


         5. Except as amended or supplemented hereby, the Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, Employee and Employer have duly executed this Supplement in multiple originals as of the date first above written.

                            HALLIBURTON COMPANY



                            By: /s/ Richard B. Cheney
                              ------------------------------
                                    Richard B. Cheney
                                 Chief Executive Officer




                            EMPLOYEE



                            /s/ William E. Bradford
                            --------------------------------
                                William E. Bradford


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